Exhibit 32.01

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the Interwoven, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Martin W. Brauns, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Interwoven, Inc. for the fiscal quarter covered by the Report.

Dated: November 12, 2003	By:	/s/ MARTIN W. BRAUNS
Martin W. Brauns
Chairman, President and Chief Executive Officer
Interwoven, Inc.

A signed original of this written statement required by Section 906 has been provided to Interwoven, Inc. and will be retained by Interwoven, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.